Exhibit 99.1

Xometry, Inc. Reports Second Quarter 2021 Results

Reports 45% Growth in Year-Over-Year Revenue

ROCKVILLE, MD., August 12, 2021 /Globe Newswire/ -- Xometry, Inc. (NASDAQ:XMTR), a leading AI-enabled marketplace for on-demand manufacturing, today reported financial results for the second quarter ended June 30, 2021, including the following highlights:

•
Revenue grew 45% year-over-year from $34.8 million as of June 30, 2020 to $50.6 million as of June 30, 2021.
•
Active Buyers increased 66% from 14,460 as of June 30, 2020 to 23,942 as of June 30, 2021.
•
Percentage of Revenue From Existing Accounts was 95%.
•
Accounts with Last Twelve-Months Spend of at least $50,000 increased 54% from 330 as of June 30, 2020 to 508 as of June 30, 2021.
•
Gross Profit increased 44% year-over-year to $11.9 million as of June 30, 2021, as compared to $8.3 million as of June 30, 2020.
•
Net loss was $12.3 million for the quarter, an increase of $6.1 million year-over-year, and Adjusted EBITDA was negative $9.1 million for the quarter, reflecting an increase of $4.3 million year-over-year. Net loss for Q2 2021 includes $2.0 million of stock-based compensation expense.
•
Cash and cash equivalents was $37.4 million at quarter end with $15.9 million in debt outstanding. On July 2, 2021, we completed our initial public offering, raising net proceeds of $325.3 million after deducting underwriting discounts and commissions.

“Buyers and sellers around the world are choosing the Xometry marketplace for on-demand manufacturing” said Randy Altschuler, Xometry’s CEO. “Our focus is making it easier for our buyers to source customized manufacturing and enabling our sellers to more efficiently find jobs and run their operations in this massive, highly fragmented market.”

“Second quarter results were strong across all key metrics. We delivered 45% year-over-year revenue growth, 66% year-over-year active buyer growth and sequentially improved gross margin over the first quarter of 2021.  While we are proud of these results, we are even prouder of the team that got us here, of the business we have built together, and of the great experiences that we deliver to our customers.”

Unaudited Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

Revenue	$50,589	$34,783	45%	$94,510	$61,472	54%
Gross Profit	11,875	8,265	44%	21,710	13,631	59%
Net Loss	(12,264)	(6,119)	100%	(22,765)	(14,726)	55%
EPS—basic and diluted	(1.46)	(0.82)	78%	(2.79)	(1.99)	40%
Adjusted EBITDA (Non-GAAP1)	(9,073)	(4,788)	89%	(17,882)	(12,303)	45%

(1)
These non-GAAP financial measures, and reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics:

	As of June 30,
	2021	2020	% Change

Active Buyers(2)	23,942	14,460	66%
Percentage of Revenue from Existing Accounts(2)	95%	94%	1%
Accounts with Last Twelve-Months Spend of at Least $50,000(2)	508	330	54%

(2)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of June 30, 2021 and 2020, and Percentage of Revenue from Existing Accounts is presented for the quarters ended June 30, 2021 and 2020.

Subsequent to Second Quarter 2021

On July 2, 2021, we closed our planned initial public offering ("IPO"), in which we issued and sold 7,906,250 shares of our Class A common stock. The initial offering price was $44.00 per share. We received net proceeds of approximately $325.3 million from the IPO after deducting underwriting discounts and commissions of $22.6 million.

Upon the closing of the IPO on July 2, 2021, 8,665,797 shares of our outstanding common stock were reclassified into Class A common stock, 27,758,941 shares of our outstanding convertible preferred stock were converted into Class A common stock, and 2,676,154 shares of Class A common stock were exchanged by our co-founders for an equivalent number of shares of Class B common stock pursuant to the terms of the exchange agreement.

Also on July 2, 2021, the Company reserved 402,658 shares of its Class A common stock, representing 1% of the Company's fully diluted capitalization as of the date of approval of our board of directors, for charitable contributions to non-profit organizations. These shares will be issued over the next five years, in an amount not to exceed 20% of the initial reserve amount per calendar year.

On July 9, 2021, we repaid our $15.9 million term loan outstanding and recorded a loss on extinguishment of approximately $0.3 million.

Financial Guidance and Outlook:

	Q3 2021		FY 2021
	(in millions)
	Low	High	Low	High
Revenue	$53.0	$55.0	$207.5	$211.5
Adjusted EBITDA	$(13.0)	$(12.0)	$(43.0)	$(41.0)

•
In 2020, one customer, that produces masks, accounted for approximately 11% of our revenue with a majority of that revenue recognized in Q3 2020. Excluding revenue from that one customer, growth is expected to range between 66%-72% for Q3 2021, as compared to Q3 2020.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. ("Xometry", the "Company", "we" or "our") uses Adjusted EBITDA, a non-GAAP financial measure, as described below. This non-GAAP financial measure is presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measure presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses this measure to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, stock-based compensation and impairment charges. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our platform.  The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Percentage of Revenue from Existing Accounts: The Company defines “accounts” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

About Xometry

Xometry, Inc. (NASDAQ: XMTR) is a leading AI-enabled marketplace for on demand manufacturing, transforming one of the largest industries in the world. Xometry uses its proprietary technology to create a marketplace that enables buyers to efficiently source on-demand manufactured parts and assemblies, and empowers sellers of manufacturing services to grow their businesses. Xometry's buyers range from self-funded startups to Fortune 100 companies. Learn more at www.xometry.com or follow @xometry.

Conference Call

The Company will discuss its second quarter and year to date financial results during a teleconference on (8/12/2021), at (5:00 PM EST/2:00 PM PT). The conference call can be accessed in the U.S. at (877-313-2061) or outside the U.S. at (470-495-9537) with the conference ID# (8195399). A live audio webcast of the call will also be available simultaneously at investors.xometry.com. Following completion of the call, a recorded replay of the teleconference will be available in the investor relations section of Xometry's website. The earnings webcast presentation will be archived within the Investor Relations section of Xometry's website.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter and full year 2021, and demand for our marketplace in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, including the impact of the COVID-19 pandemic on our business and operations and our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended June 30, 2021. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

# # #

(Tables Follow)

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Ted Weismann fama PR for Xometry 617-396-7740 xometry@famapr.com

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,351	$59,874
Accounts receivable, less allowance for doubtful accounts of $0.6 million as of June 30, 2021 and December 31, 2020	21,432	14,574
Inventory	1,503	2,294
Prepaid expenses	6,183	913
Other current assets	26,462	—
Total current assets	92,931	77,655
Property and equipment, net	7,638	6,113
Operating lease right-of-use assets	2,275	1,922
Other assets	285	788
Intangible assets, net	1,521	1,652
Goodwill	833	833
Total assets	$105,483	$88,963
Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$13,138	$5,640
Accrued expenses	39,200	13,606
Contract liabilities	4,252	2,355
Operating lease liabilities, current portion	920	1,013
Finance lease liabilities, current portion	8	14
Short-term debt	15,864	15,753
Total current liabilities	73,382	38,381
Operating lease liabilities, net of current portion	1,573	1,118
Total liabilities	74,955	39,499
Commitments and contingencies (Note 13)
Convertible preferred stock
Convertible preferred stock- Seed-1, $0.000001 par value. 4,200,000 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	4,200	4,200
Convertible preferred stock- Seed-2, $0.000001 par value. 2,188,322 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	2,998	2,998
Convertible preferred stock- Series A-1, $0.000001 par value. 4,211,094 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	8,704	8,704
Convertible preferred stock- Series A-2, $0.000001 par value. 1,591,230 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	12,839	12,839
Convertible preferred stock- Series B, $0.000001 par value. 4,132,055 shares authorized and 4,044,271 issued and outstanding as of June 30, 2021 and December 31, 2020	20,347	20,347
Convertible preferred stock- Series C, $0.000001 par value. 3,754,201 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	26,004	26,004
Convertible preferred stock- Series D, $0.000001 par value. 5,494,064 authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	54,864	54,864
Convertible preferred stock- Series E, $0.000001 par value. 2,400,000 shares authorized and 2,275,759 shares issued and outstanding as of June 30, 2021 and December 31, 2020	30,757	30,757
Stockholders’ deficit
Common stock, $0.000001 par value. Authorized 42,000,000; 8,665,797 and 7,755,782 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	4,315	503
Accumulated other comprehensive income	227	210
Accumulated deficit	(134,727)	(111,962)
Total stockholders’ deficit	(130,185)	(111,249)
Total liabilities, convertible preferred stock and stockholders’ equity	$105,483	$88,963

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$50,589	$34,783	$94,510	$61,472
Cost of revenue	38,714	26,518	72,800	47,841
Gross profit	11,875	8,265	21,710	13,631
Sales and marketing	8,858	5,126	16,422	9,856
Operations and support	5,489	3,173	9,820	6,466
Product development	4,091	2,919	7,755	5,877
General and administrative	5,238	2,773	9,562	5,510
Total operating expenses	23,676	13,991	43,559	27,709
Loss from operations	(11,801)	(5,726)	(21,849)	(14,078)
Other expenses
Interest expense, net	(350)	(264)	(681)	(417)
Other expenses	(113)	(129)	(235)	(231)
Total other expenses	(463)	(393)	(916)	(648)
Net loss	$(12,264)	$(6,119)	$(22,765)	$(14,726)
Net loss per share, basic and diluted	$(1.46)	$(0.82)	$(2.79)	$(1.99)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	8,390,088	7,473,918	8,158,753	7,414,295

Comprehensive (loss) income:
Foreign currency translation	$(13)	$22	$17	$(27)
Total other comprehensive (loss) income	(13)	22	17	(27)
Net loss	(12,264)	(6,119)	(22,765)	(14,726)
Total comprehensive loss	$(12,277)	$(6,097)	$(22,748)	$(14,753)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(22,765)	$(14,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,487	1,389
Reduction in carrying amount of right-of-use asset	543	509
Stock based compensation	2,480	386
Non-cash interest expense	111	156
Changes in other assets and liabilities:
Accounts receivable, net	(6,874)	(768)
Inventory	778	(772)
Prepaid expenses	(5,270)	(3)
Other assets	500	13
Accounts payable	7,522	(260)
Accrued expenses	(453)	2,080
Contract liabilities	1,915	790
Lease liabilities	(534)	(444)
Net cash used in operating activities	(20,560)	(11,650)
Cash flows from investing activities:
Purchase of short-term investments	-	(17,711)
Proceeds from short-term investments	-	28,571
Purchases of property and equipment	(2,748)	(1,966)
Net cash (used in) provided by investing activities	(2,748)	8,894
Cash flows from financing activities:
Proceeds from stock options exercised	1,332	163
Proceeds from term loan	-	4,000
Proceeds from other borrowings	-	4,783
Payments on finance lease obligations	(6)	(6)
Payments in connection with initial public offering	(524)	-
Net cash provided by financing activities	802	8,940
Effect of foreign currency translation on cash and cash equivalents	(17)	(2)
Net (decrease) increase in cash and cash equivalents	(22,523)	6,182
Cash and cash equivalents at beginning of period	59,874	40,122
Cash and cash equivalents at end of period	$37,351	$46,304
Supplemental cash flow information:
Cash paid for interest	$659	$605
Non-cash investing activity:
Non-cash purchase of property and equipment	$(150)	$-
Non-cash financing activity:
Non-cash amounts incurred in connection with initial public offering	$(25,938)	$-

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA:
Net loss	$(12,264)	$(6,119)	$(22,765)	$(14,726)
Add (deduct):

Interest and other expense	463	393	916	648
Depreciation and amortization(1)	753	700	1,487	1,389
Stock-based compensation(2)	1,975	238	2,480	386
Adjusted EBITDA	$(9,073)	$(4,788)	$(17,882)	$(12,303)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Segment Revenue:
U.S.	$47,228	$34,135	$88,526	$60,393
Europe	3,361	648	5,984	1,079
Total revenue	$50,589	$34,783	$94,510	$61,472

Segment Net Loss:
U.S.	$(9,440)	$(4,548)	$(17,602)	$(11,991)
Europe	(2,824)	(1,571)	(5,163)	(2,735)
Total net loss	$(12,264)	$(6,119)	$(22,765)	$(14,726)

Xometry, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

The following unaudited pro forma condensed consolidated balance sheet is provided to reflect our cash and capitalization had the IPO occurred on June 30, 2021. The following adjustments have been reflected in the pro forma balance sheet below:

1.
The issuance of 7,906,250 shares of Class A common stock in connection with the IPO and the receipt of $325.3 million of net cash proceeds;
2.
The repayment of our $15.9 million term loan outstanding;
3.
The reclassification and payment of all deferred IPO related costs recorded in Other current assets ($26.5 million) and Accrued expenses ($25.9 million) to Additional paid-in capital (not included is the payment of our remaining IPO related costs which we estimate to be between $3.4 million and $4.4 million);
4.
The conversion of 8,665,797 shares of our common stock to Class A common stock;
5.
The conversion of 27,758,941 shares of our convertible preferred stock to Class A common stock; and
6.
The exchange of 2,676,154 shares of Class A common stock held by our co-founders for an equivalent number of shares of Class B common stock.

Xometry, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet - continued

(In thousands)

	Unaudited			Unaudited Pro Forma
	Condensed Consolidated			Condensed Consolidated
	Balance Sheet			Balance Sheet
	June 30,			June 30,
	2021	Adjustments		2021

Cash and cash equivalents	$37,351	$309,399	(1)(2)	$346,750
Accounts receivable	21,432	-		21,432
Other current assets	34,148	(26,462)	(3)	7,686
Total current assets	92,931	282,937		375,868

Property and equipment, net and operating lease right-of-use assets	9,913	-		9,913
Other assets	2,639	-		2,639
Total assets	$105,483	$282,937		$388,420

Accounts payable	$13,138	$-		$13,138
Accrued expenses	39,200	(25,938)	(3)	13,262
Other current liabilities	5,180	-		5,180
Short-term debt	15,864	(15,864)	(2)	-
Total current liabilities	73,382	(41,802)		31,580

Operating lease liabilities, net of current portion	1,573	-		1,573
Total liabilities	74,955	(41,802)		33,153

Convertible preferred stock - $0.000001 par value, 27,970,966 authorized, 27,758,941 issued and outstanding	160,713	(160,713)	(5)	-
Common stock - $0.000001 par value, 42,000,000 authorized, 8,665,797 issued and outstanding	-	-	(4)	-
Preferred stock - $0.000001 par value, 50,000,000 authorized, none issued and outstanding, pro forma	-	-		-
Class A common stock - $0.000001 par value, 750,000,000 authorized, 41,654,834 issued and outstanding, pro forma	-	-	(4)(5)	-
Class B common stock - $0.000001 par value, 5,000,000 authorized, 2,676,154 issued and outstanding, pro forma	-	-	(6)	-
Additional paid-in capital	4,315	485,452		489,767
Accumulated other comprehensive income	227	-		227
Accumulated deficit	(134,727)	-		(134,727)
Total stockholders' (deficit) equity	(130,185)	485,452		355,267
Total liabilities and stockholders' equity	$105,483	$282,937		$388,420

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Summary of Stock-based Compensation Expense
Sales and marketing	$302	$37	$355	$60
Operations and support	590	61	694	99
Product development	417	88	491	143
General and administrative	666	52	940	84
Total stock-based compensation expense	$1,975	$238	$2,480	$386

Summary of Depreciation and Amortization Expense
Cost of revenue	$12	$58	$49	$118
Sales and marketing	30	174	61	347
Operations and support	56	47	88	98
Product development	631	350	1,240	706
General and administrative	24	71	49	120
Total depreciation and amortization expense	$753	$700	$1,487	$1,389